Exhibit 23.2

CONSENT OF NEWTON STRATEGY GROUP

We hereby consent to the filing of this letter as an exhibit to the Registration Statement on Form S-1 (the “Registration Statement”) of Performance Health Holdings Corp. and to the use of our name in connection therewith and consent to the use in the Registration Statement of the report prepared by us in October 2014.

By:	/s/Eric Witkowski
Name: Erik Witkowski
Title Partner
Date: 09/04/15